UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 24th, 2020

SEEDO CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

 HaCarmel 2
Yokneam, Israel 20692
(Address of principal executive offices and Zip Code)

+972 546 642 228
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 24th, 2020, the Shareholders of Seedo Corp. appointed Mr. David Grossman as Director and CEO, Dr. Gil Feiler as Executive Chairman, and David Freidenberg as Director. On the same date, Zohar Levy, previous Director, resigned.

David Grossman, 45, has been Partner at Hava - Cannabis Ba'arava Ltd. since 2017; Director at Gefen Biomed Investments Ltd. (TASE: GEFEN); Chairmand and Board Member of Biomedico Hadarim Ltd. (TASE: BIMC); Board Member at Beyond Air Inc. (NASDAQ: XAIR); Chairman of the Board and Chief Executive Officer at D-Pharm Ltd. (TASE: DPRM); past External Director at Cellect Biotechnology Ltd. (NASDAQ: APOP); Chairman of Algomizer Ltd. (TASE: ALMO); CEO at XTL Biopharmaceuticals Ltd. (NASDAQ: XTLB). Mr. Grossman received a BA in Business Administration with a focus on information technology from the Interdisciplinary Center Herzliya in 2000.

Dr. Gil Feiler, 60, serves as the Director Bank of Georgia (LSE: BGEO), Partner at Forest Investment House ($1 Billion AUM). Dr. Feiler serves as Head of Scientific Advisory Board of Cannabics Inc. (OTC: CNBX). He has served as a Board Member of Advanced Vision Technology (VSJ), the Board of Habenleumi Bank Mutual Fund Division (Dikla); advisor for the Government of Ras al-Khemah, United Arab Emirates. Dr. Feiler has published extensively on business opportunities and is a frequent speaker in world events including the World Economic Forum at Davos. Dr. Feiler holds a PhD in Middle East Economics from Tel Aviv University (1989), and is a graduate of the International Management Program of the Technion (2002).

David Freidenberg, 43, has extensive experience in the telecommunications and information technology (IT) industries including Vice President of Sales & Business Development at Trigyn Technologies, an IT services provider with $130 million in annual revenue. Past posts include CEO and Director of POMM Inc.; CEO and Director of Chip Pc; COO of Nidam Communication as well as a Director and manager for Hot cable TV, and Bezeq (Israeli National telephone company).  David received both his BA in Economics (2003) and MBA in finance and accounting (2007) from Hebrew University.

Item 9.01	Exhibits

   (d) Exhibits.

10.1     Resignation of Zohar Levy

10.2     Shareholder’s Resolution Appointing New Officers

       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24th, 2020

SEEDO CORP. S/ David Grossman By: David Grossman, Director, CEO